AGREEMENT

This Purchase Agreement (this “Agreement”) is made by and between Arch Management Services Inc. (the “Buyer”) and Gallant Energy International Limited (the “Seller”) as of September 1, 2006.
This Agreement sets forth the terms and conditions upon which the Seller is conveying to the Buyer its full and complete 90% interest including all tangible and intangible assets and rights in the joint venture agreement it formed with certain Chinese entities that provides for the development of plant facilities for and the manufacture of fuel ethanol in the People’s Republic of China (hereinafter the “Assets”), in exchange for five million (5,000,000) shares of the common stock of the Buyer, restricted as described below in Section 3.04, each share having a par value of US $.01. Such shares (the “Shares”) shall represent 32.98% of the issued and outstanding shares of common stock of Buyer after the Closing, as hereinafter defined.
In consideration of the mutual covenants, conditions and warranties contained herein, the parties hereby agree as follows:

I. SALES OF THE ASSETS AND ASSIGNMENT OF DEBT
1.01  Assets being Sold. Subject to the terms and conditions of this Agreement, the Seller is selling, assigning, and delivering the Assets, which are listed in Schedule 1.01A, to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, claims, or encumbrances of whatsoever nature, other than as described herein.
1.02  Consideration. At the Closing, the Seller is transferring to the Buyer all right, title and interest in and to the Assets.
1.03  Closing. The Closing of the transactions contemplated by this Agreement will take place prior to September 15, 2006.

II. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:
2.01  Organization, Capitalization, etc.
(a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and is qualified in no other state.
(b)  The authorized capital stock of Buyer consists of 100,000,000 shares of common stock of which 10,162,750 are validly issued and outstanding, fully paid and non-assessable.
(c)   Buyer has the corporate power and authority to carry on its business as presently conducted.
2.02 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or Bylaws of Buyer, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which Buyer is a party or by which Buyer is bound.
2.03 Tax Returns. Buyer has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are no liens upon any of Buyer's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against Buyer.
  2.04 Undisclosed Liabilities. Except to the extent reflected or reserved against in its, balance sheet, Buyer as of that date and as of the date hereof, has no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due. Further, the Buyer does not know or have any reasonable grounds to know of any basis for the assertion against Buyer of any liability or obligation, as of, of any nature or in any amount not fully reflected or reserved against in the balance sheets.
2.05 Absence of Certain Changes. Other than as disclosed in its most recent Form10-KSB for the period ending November 30th, 2005 and Form 10-QSB for the period ending May 31, 2006, Buyer has not:

(a) Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;
(b) Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;
(c) Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;
(d) Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended;
(e) Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice; and
(f) Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action.
2.06 Litigation. There are no actions, proceedings, or investigations pending or, to the knowledge of Buyer, threatened against Buyer, and Buyer does not know or have any reason to know of any basis for any such action, proceeding, or investigation. There is no event or condition of any kind or character pertaining to the business, assets, or prospects of Buyer that may materially and adversely affect such business, assets or prospects.
2.07 Disclosure. The Buyer has disclosed to the Seller all facts material to the assets, prospects, and business of it. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Seller pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of Buyer with proper information as to Buyer and its affairs.

2.08 SEC Filing. Buyer has filed all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the “SEC”). The Seller acknowledges receipt of copies of all filings made with the SEC and further acknowledges that all reports have been filed. In the event any amendments must be filed to said reports as a result of this agreement and issuance of Shares by the Buyer to the Seller, the Seller agrees to assume and pay all costs and expenses incurred in connection therewith, including but not limited to legal and accounting fees, and file the same.

III. REPRESENTATIONS AND WARRANTIES BY THE SELLER.

The Seller hereby represents and warrants as follows:
3.01 Organization, etc. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of Canada.
3.02 Authority. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized and approved by Seller.
3.03 No Violation.  Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation or default under any term or provision of the certificate of incorporation or Bylaws of the Seller, or of any contact, commitment, indenture, or other agreement or restriction of any kind or character to which the Seller is a party or by which the Seller is bound.
3.04 Representations Regarding the payment in Shares.
(a) The Shares issued for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of Buyer and the prior opinion of counsel for Buyer that such disposition will not violate federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, and any form of conveying, whether voluntary or not;
(b) To the extent that any federal, and/or state securities laws shall require, the Seller hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets;

(c) The Seller acknowledges that the Shares have not been registered under the Securities Act or any state securities laws and that their transfer and sale is restricted. The Seller further agrees that the certificate evidencing the Shares he acquires pursuant to this Agreement will have the following legend placed thereon:

THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  THE HOLDER HEREOF AGREES THAT:  (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS OR, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO ARCH MANAGEMENT SERVICES INC. OR THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS ARCH MANAGEMENT SERVICES INC. OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(d) Buyer is under no obligation to register or seek an exemption under any federal and/or state securities acts for any stock of Buyer or to cause or permit such stock to be transferred in the absence of any such registration or exemption and that the Seller herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available; and
(e) The Seller has had the opportunity to ask questions to the Buyer and has received additional information from Buyer to the extent that Buyer possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in Buyer. Further, the Buyer has delivered to Seller and Seller acknowledges receipt of the following: (1) All material books and records of Buyer; (2) all material contracts and documents relating to the proposed transactions; (3) all financial statements of the Buyer; and (4) an opportunity to question the Buyer and the appropriate executive officers.
3.05  Title to Assets. Seller warrants that it is the sole owner and holds the rights in the Joint Venture agreement and the property is free and clear of any and all claims, security interests and encumbrances of third parties. In the event that anyone claims title to or any interest in said asset and debt, Seller agrees to defend any action or claim so instituted by such third parties at its own expense.

IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.
4.01 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.
4.02 Indemnification. The parties agree to indemnify each other and hold each other harmless from and in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the non-breaching party or any subsidiary of the non-breaching party resulting from a breach of any agreement, representation, or warranty of the breaching party. Assertion by the non-breaching party of its right to indemnification under this Section 4.02 shall not preclude the assertion by the non-breaching party of any other rights or the seeking of any other remedies against the breaching party, it being acknowledged that each party has all remedies available under applicable law.

V. MISCELLANEOUS.
5.01 Expenses. All fees and expenses incurred by the Seller in connection with the transactions contemplated by this Agreement shall be borne by the Seller and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.
5.02 Further Assurances. From time to time, at a party's request and without further consideration, the other party, will execute and transfer such documents and will take such action as the party may reasonably request in order to effectively consummate the transactions herein contemplated.
5.03 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.
5.04 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

5.05 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.
5.06 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws applicable in the State of New York without regard to its rules concerning conflict-of-laws. The venue of any action brought under this Agreement will be in any state or federal court located in the State of New York.
5.07 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Seller:

Hovington Pellerin
485 McGill, Suite 800
Montreal (Quebec)
H2Y 2H4
Canada
Attn: Claude Pellerin, Esq.

If to the Buyer:

6600, Trans-Canada
Bureau 519
Pointe-Claire (Québec)
H9R 4S2
Canada
Attn: James Pak Leung Chiu

5.08  Effect. In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.
5.09 Time. Time is expressly made of the essence of this Agreement.
5.10 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Seller and the Buyer, on the date first above written.

BUYER:

Arch Management Services Inc.

By:  /s/ James Pak Chiu Leung
Name: James Pak Chiu Leung
Title: President and CEO

SELLER:

Gallant Energy International Limited

By: /s/ Gaetan Leonard
Name: Gaétan Léonard
Title: Secretary

Schedule 1.01A

JOINT VENTURE AGREEMENT